UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SENOMYX, INC.

(Name of Registrant as Specified In Its Charter)

By Lee Keddie for CONCERNED SHAREHOLDERS AND NOMINEES OF SENOMYX
(Barry A. Igdaloff, VCM Group, LLC, Lee D. Keddie, Benjamin E. Large, Gus D. Halas, David W. Pointer, Mark D. Stolper, Robert G. Pearse, Charles M. Gillman)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 19, 2017, “Concerned Shareholders and Nominees of Senomyx” (“CSNS”) irrevocably withdrew its previous nomination notices, its nominations of an alternative slate of seven directors set forth in its definitive proxy statement and GOLD proxy card, and its proxy solicitation in support of its alternative slate of directors in opposition to the Board of Directors of Senomyx, Inc. (the “Company”), each with immediate effect.

CSNS also accepted that (i) a quorum was present at the Company’s annual meeting of stockholders held on May 11, 2017 (the “Annual Meeting”), (ii) the Annual Meeting was properly held in accordance with the Company’s certificate of incorporation, bylaws and applicable law, and (iii) all business at the Annual Meeting was lawfully conducted. Additionally, CSNS waived any and all claims against or rights to contest the Annual Meeting in any respect, including with respect to the presence of a quorum or the validity of the Annual Meeting’s election results.